EXHIBIT 99.1

Contact:   Chris Mann                        Anna Van Lier
           Chief Financial Officer           Director, Corporate Communications
           Convera                           Convera
           703.761.3700                      (703)761.3700
           cmann@convera.com                 avanlier@convera.com



               CONVERA ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
             REVENUES GROW BY 51% YEAR-OVER-YEAR AND 9% SEQUENTIALLY

Vienna, Va., August 27, 2003 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today reported financial results for its second fiscal quarter ended July 31, 2003.

     Total revenues for the second quarter were $7.6 million, an increase of 51% over total revenues of $5.0 million reported for the same quarter last fiscal year. The second quarter revenues also represent a sequential increase of 9% over total revenues for the first quarter of this year. The company's total expenses for the second quarter were $12.8 million, down 10% from $14.2 million in the second fiscal quarter last year. For the second quarter, the company recorded a net loss of $5.1 million or $0.18 per common share, an improvement of 43% compared to a net loss of $9.0 million or $0.31 per common share in the second fiscal quarter last year.

     For the six months ended July 31, 2003, total revenues were $14.6 million compared to total revenues of $11.3 million reported for the same period last year, an increase of 29%. The company recorded a net loss of $11.0 million, or $0.38 per common share, compared to a net loss of $18.6 million, or $0.65 per common share, for the same period last year, an improvement of 41%.

     During the second quarter, the company's Federal government business continued to exhibit strong growth, with revenues up 167% compared to the same period last year. The company's overall increase in revenues was driven by large deals with leading financial institutions and worldwide government organizations, including civilian, defense, and intelligence agencies.

     About Convera Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 800 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

                                   -- more --

         Page 2 - CONVERA ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

     This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners. ###

     The condensed, consolidated statements of operations for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts, except per share amounts, are expressed in thousands of U.S. dollars.


                                                                Three Months Ended                     Six Months Ended
                                                                     July 31,                              July 31,
                                                                 2003           2002                 2003            2002
                                                            (unaudited)                          (unaudited)
Revenues:
   License                                                   $    4,587       $    2,376           $    8,818      $    5,986
   Services                                                       1,467              982                2,666           1,945
   Maintenance                                                    1,559            1,678                3,089           3,398
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------
           Total revenues                                         7,613            5,036               14,573          11,329
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------      --------------- ----------------

Cost of Revenues:
   License                                                          454              697                  817           1,451
   Services                                                       1,375            1,393                2,792           3,209
   Maintenance                                                      503              444                  966             947
                                                          ---------------- ---------------      --------------- ----------------
           Total cost of revenues                                 2,332            2,534                4,575           5,607
                                                          ---------------- ---------------      --------------- ----------------

Gross Margin                                                      5,281            2,502                9,998           5,722
                                                          ---------------- ---------------      --------------- ----------------

Operating Expenses:
   Sales and marketing                                            4,634            5,162                9,333          11,547
   Research and product development                               3,219            3,003                6,500           6,263
   General and administrative                                     2,233            2,381                4,524           4,918
   Restructuring charges                                            295            1,043             621                1,890
   Amortization of goodwill & other intangible assets                67               67             135                  107
   Incentive bonus payments due to employees                          -                -             -                   (138)
   Acquired in-process research & development                         -                -                    -             126
                                                          ---------------- ---------------      --------------- ----------------
                                                          ---------------- ---------------
           Total operating expenses                              10,448           11,656               21,113          24,713
                                                          ---------------- ---------------      --------------- ----------------

Operating Loss                                                   (5,167)          (9,154)             (11,115)        (18,991)

Other Income, net                                                    50              159                  101             387
                                                          ---------------- ---------------      --------------- ----------------

Net Loss                                                     $   (5,117)      $   (8,995)          $  (11,014)     $  (18,604)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================


Net loss per common share - basic & diluted                  $    (0.18)      $    (0.31)          $    (0.38)     $    (0.65)
                                                          ================ ===============      =============== ================
                                                          ================ ===============      =============== ================
Weighted-average number of common
   shares outstanding - basic & diluted                          29,210           28,913               29,123          28,723


     The condensed, consolidated balance sheets for the Company appear below and are presented in accordance with accounting principles generally accepted in the United States. All amounts are expressed in thousands of U.S. dollars.



                                                            July 31, 2003         January 31, 2003
ASSETS
                                                             (unaudited)
Current Assets
            Cash and cash equivalents                       $       31,227         $       10,318
            Short term investments                                   5,355                 20,148
            Accounts receivable, net                                 7,287                  6,732
            Prepaid expenses and other                               3,164                  2,509
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current assets                              47,033                 39,707

Other assets, net                                                    5,102                  6,060
Goodwill & other intangible assets                                   3,245                  3,372
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

                  Total Assets                              $       55,380         $       49,139
                                                        ====================== =======================
                                                        ====================== =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
            Accounts payable                                $        3,452         $        3,069
            Accrued expenses                                         7,309                  7,220
            Accrued bonuses                                          1,125                    919
            Deferred revenues                                        3,423                  2,739
            Restructuring reserve                                      884                  1,326
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------
                  Total current liabilities                         16,193                 15,273

Restructuring reserve, net of current portion                        1,204                  1,494
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

                  Total Liabilities                                  17,397                16,767
                                                        ---------------------- -----------------------
                                                        ---------------------- -----------------------

Shareholders' Equity                                                 37,983                32,372

                  Total Liabilities & Shareholders'
                  Equity                                    $       55,380         $       49,139
                                                        ====================== =======================

